4 Q 2 3 E a r n i n g s P r e s e n t a t i o n J a n u a r y 2 5 , 2 0 2 4 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project”, “imperatives” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, which could have a material adverse effect on our clients, as well as our business, our employees, and our ability to provide services to our customers;the impact of a potential U.S. Government shutdown, default by the U.S. government on its debt obligations, or related credit-rating downgrades, on economic activity in the markets in which we operate and, in general, on levels of end market demand in the economy;the impact of unfavorable macroeconomic conditions or downturns, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, increased business disruptions or failures, reductions in employment, and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as geopolitical instabilities or events (including the Israel-Hamas war); natural and other disasters (including severe weather events); health emergencies; acts of terrorism or other external events; risks associated with our acquisition of Bank Leumi Le-Israel Corporation (Bank Leumi USA), including (i) the inability to realize expected cost savings and synergies from the acquisition in the amounts or timeframe anticipated and (ii) greater than expected costs or difficulties relating to integration as part of Valley's new core banking system implemented in the fourth quarter 2023; the impact of potential instability within the U.S. financial sector in the aftermath of the banking failures in 2023, including the possibility of a run on deposits by a coordinated deposit base, and the impact of the actual or perceived soundness, or concerns about the creditworthiness of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance premiums, or adverse impact on our stock price, deposits or our ability to borrow or raise capital;the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues;the loss of or decrease in lower-cost funding sources within our deposit base; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment related claims, and other matters;a prolonged downturn in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio;higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;the inability to grow customer deposits to keep pace with loan growth;a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks;results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other public health crises, acts of terrorism or other external events; andunexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022 and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.The financial results and disclosures reported in this release are preliminary. Final 2023 financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2023, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 Significant Strategic Progress Above-Average Tangible Book Value Growth ▪ Since 2018, growth in tangible book value plus dividends paid totals 90% 1, well above our proxy peer median of 53%. ▪ Continue to believe that tangible book value growth over time will drive shareholder value. Enhanced Funding Diversification Substantial Exposure to Compelling Growth Markets Northeast Branches $14.2 78% Southeast Branches, Specialty, Brokered & Other $3.9 22% Northeast Branches $22.4 45% Southeast Branches, Specialty, Brokered & Other $26.8 55% Deposits ($bn) at 12/31/17 $1.1 $12.1 12/31/14 12/31/23 Florida Loans ($bn) ▪ Florida’s diverse and dynamic economy continues to be supported by significant inflows of permanent population and wealth. ▪ These long-term demographic trends provide substantial growth opportunities and supplement our strong and stable northeast markets. ▪ Our Florida portfolio has grown at a 30% CAGR since 2014, or more than 2x our non- Florida loans, and now comprises 24% of loans, up from 8% in 2014. 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Deposits ($bn) at 12/31/23

4 Strategic Imperatives for 2024 Grow Core Deposits ▪ Utilize enhanced treasury management capabilities to further penetrate commercial customers. ▪ Optimize delivery channels and streamline product set. ▪ Leverage existing specialty niches and explore new opportunities. Focus on C&I and Non-Investor CRE Loan Growth ▪ Further penetrate our commercially vibrant footprint. ▪ Restructured commercial banking organization and incentive programs to optimize alignment with strategic and financial goals. ▪ De-emphasize investor CRE and multifamily growth. Drive Sustainable Fee Revenue ▪ Continue to scale our wealth, insurance, and tax credit advisory businesses. ▪ Expand F/X and treasury management solutions.`

5 4Q23 3Q23 4Q22 4Q23 3Q23 4Q22 Net Income ($mm) $71.6 $141.3 $177.6 $116.3 $136.4 $182.9 Return on Average Assets Annualized 0.47% 0.92% 1.25% 0.76% 0.89% 1.29% Efficiency Ratio (Non-GAAP) -- -- -- 60.7% 56.7% 49.3% Diluted Earnings Per Share $0.13 $0.27 $0.34 $0.22 $0.26 $0.35 Pre-Provision Net Revenue 2 ($mm) $109.6 $203.9 $252.4 $176.5 $201.2 $263.0 PPNR / Average Assets 2 Annualized 0.72% 1.33% 1.77% 1.16% 1.31% 1.85% GAAP Reported Non-GAAP Adjusted 1 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 2 Pre-provision net revenue (“PPNR”) equals net interest income plus total non-interest income less total non-interest expense. 4Q 2023 Financial Highlights Significant expansion of customer households and continued improvement in direct deposit flows. Capital ratios continue to improve. Solid asset quality across the loan portfolio. Undertaking specific and targeted efforts to improve deposit costs.

6 23.1 24.5 11.7 11.5 15.1 13.2 $49.9 $49.2 9/30/2023 12/31/2023 Time Non-Interest Savings, NOW and money market 23% 46% 24% 30% 0.15% 1.36% 1.96% 2.45% 2.94% 3.13% 0.25% 3.82% 4.69% 5.16% 5.43% 5.50% 4Q21 4Q22 1Q23 2Q23 3Q23 4Q23 Total Deposits Average Fed Funds (Upper) Direct Deposits Exhibit Strong Growth Trends Deposits by Product ($bn) 27% 50% Avg. Fed Funds vs. Deposit Costs (%) Cumulative Beta (Current Cycle) 1 1 Cumulative Beta is measured as the change in Valley’s quarterly average deposit costs since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period. Avg. Fed Funds (Upper) Total Cost of Deposits Cumulative Beta 4Q21 0.25% 0.15% -- 4Q22 3.82% 1.36% 34% 1Q23 4.69% 1.96% 41% 2Q23 5.16% 2.45% 47% 3Q23 5.43% 2.94% 54% 4Q23 5.50% 3.13% 57% 40.0 41.6 9.9 7.6 $49.9 $49.2 9/30/2023 12/31/2023 Direct Indirect Deposits by Customer Type ($bn) 80% 85% 15%20%

SLIDE 7

Customer Deposit Base Diversified by Geography and Source

Total Deposit Breakdown ($bn, as of 12/31/23)


Specialized Deposits
$9.7
20%
Traditional Branch Deposits
$31.9
65%
$49.2bn
Fully FDIC-Insured Indirect Customer
$7.6
15%

Uninsured Deposit & Liquidity ($bn, as of 12/31/23)

Cash & Available Liquidity Stands at 2.2x of Adjusted Uninsured Deposits [1]


$26.3
25%
$25.4
$12.2
$0.9
Adjusted Uninsured Deposits 1
High Quality Available Liquidity 2
Cash on Balance Sheet
Adjusted Uninsured Deposits
Cash & Available Liquidity

Traditional Branch Deposits [3] ($bn, as of 12/31/23)


New Jersey
$17.5
128 branches
$31.9bn
New York
$4.9
42 branches
Alabama
$1.6
16 branches
Florida
$7.9
42 branches

Specialized Deposits by Business Line ($bn, as of 12/31/23)


Nat'l Deposits, Cannabis & Online
$3.7
International Corporate
$0.8
$9.7bn
Technology
$1.4
Other Commercial
$2.2
Private Banking & Wealth
$1.6

1 Adjusted for collateralized government deposits in excess of FDIC $250k limit and intercompany deposits eliminated in consolidation. [2] "High Quality Available Liquidity" includes the following off balance sheet sources of potential liquidity: FHLB, unencumbered investment securities, FRBNY Discount Window Availability, and Uncommitted Fed Funds Lines. [3] Traditional Branch Deposits Include Commercial (inclusive of $1bn of HOA deposits), Consumer and Government. Totals may not sum due to rounding.

8 NJ $2.3 NY $0.5 FL $0.8 PA $0.7 Other $1.3 Highly Granular Deposits – 12/31/2023 Customer Type Deposits ($bn) % of Total Deposits Commercial $18.7 38% Consumer $17.4 35% Fully FDIC-Insured Indirect $7.6 11% Fully-Collateralized Government 1 $5.6 15% Top 10 Commercial Industries 2 Deposits ($bn) % of Total Deposits Real Estate / Rental / Leasing $3.6 7% Finance & Insurance $3.5 7% Professional, Scientific, Technical Services $2.2 4% Construction $1.7 3% Other Services $1.5 3% Retail Trade $0.9 2% Health Care & Social Assistance $0.9 2% Manufacturing $0.9 2% Wholesale Trade $0.8 2% Management of Companies and Enterprises $0.4 1% 1 Fully-collateralized to relevant state requirements. 2 Commercial industries determined by NAICS Sector / Industry. $5.6bn Fully-Collateralized Government Deposits by State 1

9 Multifamily 18% Non Owner-Occupied CRE 26% Healthcare CRE 4% Owner-Occupied CRE 9% C&I 18% Consumer 7% Residential R.E. 11% Construction 7% CRE 48% C&I 27%Other 25% New Loan Originations ($bn) 1 CRE includes multifamily, non-owner occupied CRE and healthcare CRE; C&I includes owner-occupied CRE and C&I; Other includes construction, residential RE and Consumer. 2 Cumulative Beta is measured as the change in Valley’s quarterly average loan yield since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period. Diversified Loan Portfolio Gross Loans ($bn) $46.9 $48.7 $49.9 $50.1 $50.2 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 12/31/2023 Loan Composition 1 YTD Annualized Growth: $2.6 $2.5 $2.5 $1.8 $2.2 6.20% 6.61% 7.35% 7.91% 7.83% 5.20% 5.48% 5.78% 6.03% 6.10% 4Q22 1Q23 2Q23 3Q23 4Q23 Origination Volume (Gross) New Origination Rate Avg. Portfolio Yield Cumulative Loan Beta (Current Cycle) 2 Avg. Fed Funds (Upper) Avg. Loan Yield Cumulative Beta 4Q21 0.25% 3.83% -- 4Q22 3.82% 5.20% 38% 1Q23 4.69% 5.48% 37% 2Q23 5.16% 5.78% 40% 3Q23 5.43% 6.03% 43% 4Q23 5.50% 6.10% 43% +14.9% +12.6% +9.0% +7.0%

10 CRE Detail as of 12/31/2023 Portfolio by Collateral Type Apartment & Residential 24% Co-Ops 7% Retail 17% Mixed Use 11% Office 10% Healthcare Office 2% Industrial 11% Healthcare 8%Specialty & Other 10% Portfolio by Geography Florida 25.1% New Jersey 21.0% Other 21.3% Other NYC Boroughs 14.9% Manhattan (Multifamily) 5.7% Manhattan (Other) 4.3% New York (ex. NYC) 7.7% Geography Outstanding ($bn) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $7.1 25.1% 61% 1.79x New Jersey $5.9 21.0% 62% 1.69x Other NYC Boroughs $4.2 14.9% 54% 1.53x Manhattan $2.8 10.0% 38% (54% ex Co-Ops) 1.59x New York (ex. NYC) $2.2 7.7% 54% 1.74x Other $6.0 21.3% 63% 1.58x Total $28.0 100.0% 57% 1.67x $28.2bn $28.2bn Sums may be inconsistent due to rounding. ~$4bn of CRE Portfolio is Owner-Occupied.

11 Co-Op $2.0 Non Co-Op $6.8 Apartment & Residential 24% Co-Ops 7% Multifamily Portfolio Details CRE Portfolio $28.2bn Multifamily Portfolio by Sub-Asset Class ($bn) $8.8bn $421mm of exposure to fully rent regulated buildings Note: Co-Op LTV is approximately 13% Sums may be inconsistent due to rounding. Geography Outstanding ($bn) Avg. Size ($mm) % of Non Co-Op Wtd. Avg. LTV Wtd. Avg. DSCR Other $1.9bn $9mm 28% 65% 1.36x New York (ex. Manhattan) $1.8 $6mm 26% 63% 1.38x New Jersey $1.4 $3mm 21% 61% 1.54x Florida & Alabama $1.1 $3mm 16% 61% 1.69x Manhattan $0.6 $7mm 9% 58% 1.33x Total $6.8bn $5mm 100% 62% 1.43x

12 Florida & Alabama $1.2 37% New Jersey $0.9 27%Other $0.4 12% New York (ex. Manhattan) $0.5 15% Manhattan $0.3 9% Office 10% Healthcare Office 2% Granular & Diverse Office Portfolio CRE Portfolio $28.2bn Office Portfolio by Geography ($bn) $3.3bn Geography Outstanding ($bn) Avg. Size ($mm) % of Total Office Wtd. Avg. LTV Wtd. Avg. DSCR Florida & Alabama $1.2bn $2mm 37% 50% 1.77x New Jersey $0.9 $3mm 27% 56% 1.50x New York (ex. Manhattan) $0.5 $4mm 15% 51% 1.76x Manhattan $0.3 $6mm 9% 52% 1.34x Other $0.4 $7mm 12% 59% 1.69x Total $3.3bn $3mm 100% 53% 1.63x ~20% of Office Portfolio is Owner-Occupied. Sums may be inconsistent due to rounding.

13 Net Interest Income ($mm) and Margin Net Interest Margin $467 $437 $421 $414 $399 3.57% 3.16% 2.94% 2.91% 2.82% 4Q22 1Q23 2Q23 3Q23 4Q23 Net Interest Income ($mm) NIM All metrics are presented on a fully tax equivalent basis. Reduced Valley Direct (online) rate by 20bp on 1/16/2024 ($1.4bn) 75bp reduction to 1 Year CD Rate since 12/1/2023 ($3.9bn) Renewed Emphasis on customer profitability and granular review of deposit pricing Optimizing the roll-over of $5.6 billion of maturing liabilities during 1Q24 (current cost of 4.96%) Accelerating Efforts to Manage Funding Costs $5.6 $3.5 $2.7 $1.5 $2.4 4.96% 4.86% 4.70% 4.62% 4.01% 1Q24 2Q24 3Q24 4Q24 2025 and Beyond Maturing CDs and FHLB Balance ($bn) Rate (%)

14 $17.8 $18.5 $18.5 $10.1 $7.1 $6.5 $13.6 $13.8 $15.2 $0.9 $2.0 $2.3 $10.3 $11.0 $9.3 $6.3 $0.9 $52.8 $58.7 $52.7 4Q22 3Q23 4Q23 Other Non-Interest Income Capital Markets Wealth, Trust & Insurance Gain on Sale of Loans Deposit Service Charges Net non-core income Other $16.8 32% Wealth, Trust & Insurance $15.2 29% Capital Markets $6.5 12% Service Charges $9.3 18% Gain-on-Sale of Loans, net $2.3 4% Loan Servicing $2.6 5% 4Q23 Adjusted Non-Interest Income ($mm) 1 Diverse Fee Income Sources $52.7mm Non-Interest Income ($mm) 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 1

15 263.6 272.6 3.5 67.8 267.1 340.4 3Q23 4Q23 Adjusted Reported 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. Non-Interest Expense Non-Interest Expenses ($mm) 1 Efficiency Ratio Trend 1 56.7% 60.7% 3Q23 4Q23 1.80% 1.72% 1.78% 4Q22 3Q23 4Q23 Adj. Non-Interest Expenses 1 / Avg. Assets

16 0.57% 0.50% 0.51% 0.52% 0.58% 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 Asset Quality Non-Accrual Loans / Total Loans Loan Loss Provision ($mm) Allowance for Credit Losses for Loans / Total Loans 0.99% 1.03% 1.03% 0.95% 0.92% 0.92% 0.93% 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 Net Loan Charge-offs ($mm) $22 $30 $9 $6 $17 0.19% 0.25% 0.07% 0.04% 0.14% 4Q22 1Q23 2Q23 3Q23 4Q23 Net Charge-offs (Recoveries) NCOs / Avg. Loans $7.3 $9.5 $6.3 $9.1 $20.7 4Q22 1Q23 2Q23 3Q23 4Q23 2023 NCOs / Avg. Loans: 0.13%

17 Equity & Capitalization $8.15 $8.36 $8.51 $8.63 $8.79 $12.23 $12.41 $12.54 $12.64 $12.79 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 7.45% 6.82% 7.24% 7.40% 7.58% 11.14% 10.12% 10.66% 10.83% 11.00% 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 Tangible Common Equity / Tangible Assets Equity / Assets Holding Company Capital Ratios 12/31/22 9/30/23 12/31/23 Tier 1 Leverage 8.23 8.08 8.16 Common Equity Tier 1 9.01 9.21 9.29 Tier 1 Risk-Based 9.46 9.64 9.72 Total Risk-Based 11.63 11.68 11.76 1

18 • 5.0% - 7.0% (increasing focus on C&I and non-investor CRE) (based on 12/31/2023 gross loans of $50.2 billion) 2024 Loan Growth • Year-over-year growth between 3.0% - 5.0% (from full-year 2023 net interest income of $1,665 million) Net Interest Income • Year-over-year growth between 5.0% - 7.0% (based on 2023 adjusted non-interest income of $219 million) Non-Interest Income • Year-over-year growth between 4.0% - 6.0% (based on 2023 adjusted expenses plus tax credit amortization: $1,085 million) Non-Interest Expense • Approximately 27%2024 Tax Rate 2024 Outlook & Expectations The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results.

A p p e n d i x

SLIDE 20

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
Adjusted net income available to common shareholders (Non-GAAP):					
Net income, as reported (GAAP)	$71,554	$141,346	$177,591	$498,511	$568,851
Add: FDIC Special assessment (net of tax)(a)	36,053	—	—	36,053	—
Add: (Gains) losses on available for sale and held to maturity securities transactions (net of tax) (b)	(629)	318	5	(288)	(69)
Add: Restructuring charge (net of tax) (c)	(386)	(484)	—	7,145	
Add: Provision for credit losses for available for sale securities (d)	—	—	—	5,000	
Add: Non-PCD provision for credit losses (net of tax) (e)	—	—	—	—	29,282
Add: Merger related expenses (net of tax) (f)	7,168	—	5,285	10,130	52,388
Add: Net gains on sales of office buildings (net of tax) (g)	—	(4,817)	—	(4,817)	—
Add: Litigation reserves (net of tax) (h)	2,537	—	—	2,537	—
Net income, as adjusted (Non-GAAP)	$116,297	$136,363	$182,881	$554,271	$650,452
Dividends on preferred stock	4,104	4,127	3,630	16,135	13,146
Net income available to common shareholders, as adjusted (Non-GAAP)	$112,193	$132,236	$179,251	$538,136	$637,306

(a) Included in FDIC insurance assessment.
(b) Included in gains (losses) on securities transactions, net.
(c) Represents severance (credit adjustments) expense related to workforce reductions within salary and employee benefits expense.
(d) Included in provision for credit losses for available for sale and held to maturity securities (tax disallowed)
(e) Represents provision for credit losses for non-PCD assets and unfunded credit commitments acquired during the period.
(f) Represents data processing termination costs within technology, furniture and equipment expense and severance within salary and employee benefits expense for the 2023 periods. The merger related expense for the 2022 periods were mainly salary and employee benefits expense.
(g) Included in net gains (losses) on sales of assets within non-interest income.
(h) Represents legal reserves and settlement charges included in professional and legal fees.

	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
Adjusted per common share data (Non-GAAP):					
Net income available to common shareholders, as adjusted (Non-GAAP)	$112,193	$132,236	$179,251	$538,136	$637,306
Average number of shares outstanding	507,683,229	507,650,668	506,359,704	507,532,365	485,434,918
Basic earnings, as adjusted (Non-GAAP)	$0.22	$0.26	$0.35	$1.06	$1.31
Average number of diluted shares outstanding	509,714,526	509,256,599	509,301,813	509,245,768	487,817,710
Diluted earnings, as adjusted (Non-GAAP)	$0.22	$0.26	$0.35	$1.06	$1.31
Adjusted annualized return on average tangible shareholders' equity (Non-GAAP):					
Net income, as adjusted (Non-GAAP)	$116,297	$136,363	$182,881	$554,271	$650,452
Average shareholders' equity	6,639,935	6,605,786	6,327,970	6,558,775	5,985,236
Less: Average goodwill and other intangible assets	2,033,656	2,042,486	2,074,367	2,047,172	1,944,503
Average tangible shareholders' equity	4,606,279	4,563,300	4,253,603	4,511,603	4,040,733
Annualized return on average tangible shareholders' equity, as adjusted (Non-GAAP)	10.10%	11.95%	17.20%	12.29%	16.10%
Adjusted annualized return on average assets (Non-GAAP):					
Net income, as adjusted (Non-GAAP)	$116,297	$136,363	$182,881	$554,271	$650,452
Average assets	$61,113,553	$61,391,688	$56,913,215	$61,065,897	$52,182,310
Annualized return on average assets, as adjusted (Non-GAAP)	0.76%	0.89%	1.29%	0.91%	1.25%
Adjusted annualized return on average shareholders' equity (Non-GAAP):					
Net income, as adjusted (Non-GAAP)	$116,297	$136,363	$182,881	$554,271	$650,452
Average shareholders' equity	6,639,906	6,605,786	6,327,970	6,558,768	5,985,236
Annualized return on average shareholders' equity, as adjusted (Non-GAAP)	7.01%	8.26%	11.56%	8.45%	10.87%

SLIDE 21

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands)	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
Annualized return on average tangible shareholders' equity (Non-GAAP):					
Net income, as reported (GAAP)	$71,554	$141,346	$177,591	$498,511	$568,851
Average shareholders' equity	6,639,906	6,605,786	6,327,970	6,558,768	5,985,236
Less: Average goodwill and other intangible assets	2,033,656	2,042,486	2,074,367	2,047,172	1,944,503
Average tangible shareholders' equity	4,606,250	4,563,300	4,253,603	4,511,596	4,040,733
Annualized return on average tangible shareholders' equity (Non-GAAP):	6.21%	12.39%	16.70%	11.05%	14.08%
Efficiency ratio (Non-GAAP):					
Non-interest expense, as reported (GAAP)	$340,421	$267,133	$266,240	$1,162,691	$1,024,949
Less: FDIC Special assessment (pre-tax)	50,297	—	—	50,297	—
Less: Restructuring charge (pre-tax)	(538)	(675)	—	9,969	—
Less: Merger-related expenses (pre-tax)	10,000	—	7,372	14,133	71,203
Less: Amortization of tax credit investments (pre-tax)	4,547	4,191	3,213	18,009	12,407
Less: Litigation reserve (pre-tax)	3,540	—	—	3,540	—
Non-interest expense, as adjusted (Non-GAAP)	$272,575	$263,617	$255,655	$1,066,743	$941,339
Net interest income, as reported (GAAP)	397,275	412,418	465,819	1,665,478	1,655,640
Non-interest income, as reported (GAAP)	52,691	58,664	52,796	225,729	206,793
Less: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax)	(877)	443	7	(401)	(95)
Less: Net gains on sales of office buildings (pre-tax)	—	(6,721)	—	(6,721)	—
Non-interest income, as adjusted (Non-GAAP)	$51,814	$52,386	$52,803	218,607	$206,698
Gross operating income, as adjusted (Non-GAAP)	449,089	464,804	518,622	1,884,085	1,862,338
Efficiency ratio (Non-GAAP)	60.70%	56.72%	49.30%	56.62%	50.55%
Annualized pre-provision net revenue / average assets					
Net interest income, as reported (GAAP)	$397,275	$412,418	$465,819	$1,665,478	$1,655,640
Non-interest income, as reported (GAAP)	52,691	58,664	52,796	225,729	206,793
Less: Non-interest expense, as reported (GAAP)	340,421	267,133	266,240	1,162,691	1,024,949
Pre-provision net revenue (GAAP)	$109,545	$203,949	$252,375	$728,516	$837,484
Average assets	$61,113,553	$61,391,688	$56,913,215	$61,065,897	$52,182,310
Annualized pre-provision net revenue / average assets (GAAP)	0.72%	1.33%	1.77%	1.19%	1.60%
Annualized pre-provision net revenue / average assets, as adjusted					
Pre-provision net revenue (GAAP)	$109,545	$203,949	$252,375	$728,516	$837,484
Add: FDIC Special assessment (pre-tax)	50,297	—	—	50,297	—
Add: Restructuring charge (pre-tax)	(538)	(675)	—	9,969	—
Add: Merger-related expenses (pre-tax)	10,000	—	7,372	14,133	71,203
Add: Amortization of tax credit investments (pre-tax)	4,547	4,191	3,213	18,009	12,407
Add: Litigation reserve (pre-tax)	3,540	—	—	3,540	—
Less: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax)	(877)	443	7	(401)	(95)
Less: Net gains on sales of office buildings (pre-tax)	—	(6,721)	—	(6,721)	—
Pre-provision net revenue, as adjusted (Non-GAAP)	176,514	201,187	262,967	817,342	920,999
Average assets	$61,113,553	$61,391,688	$56,913,215	$61,065,897	$52,182,310
Annualized pre-provision net revenue / average assets, as adjusted (Non-GAAP)	1.16%	1.31%	1.85%	1.34%	1.76%

SLIDE 22

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	As of December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2021
Tangible book value per common share (Non-GAAP):						
Common shares outstanding	507,709,927	507,660,742	507,619,430	507,762,358	506,374,478	421,437,068
Shareholders' equity	$6,701,391	$6,627,299	$6,575,184	$6,511,581	$6,400,802	$5,084,088
Less: Preferred Stock	209,691	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	2,029,267	2,038,202	2,046,882	2,056,107	2,066,392	1,529,394
Tangible common shareholders' equity (Non-GAAP)	$4,462,433	$4,379,406	$4,318,611	$4,245,783	$4,124,719	$3,344,981
Tangible book value per common share (Non-GAAP):	$8.79	$8.63	$8.51	$8.36	$8.15	$7.94
Book valuye per common share (GAAP)	$12.79	$12.64	$12.54	$12.41	$12.23	$11.57
Tangible common equity to tangible assets (Non-GAAP):						
Tangible common shareholders' equity (Non-GAAP)	$4,462,433	$4,379,406	$4,318,611	$4,245,783	$4,124,719	$3,344,981
Total assets	60,934,872	61,183,352	61,703,693	64,309,573	57,462,749	43,421,849
Less: Goodwill and other intangible assets	2,029,267	2,038,202	2,046,882	2,056,107	2,066,392	1,529,394
Tangible assets (Non-GAAP)	58,905,605	59,145,150	59,656,811	62,253,466	55,396,357	41,892,455
Tangible common equity to tangible assets (Non-GAAP)	7.58%	7.40%	7.24%	6.82%	7.45%	7.98%

($ in thousands, except for share data)	As of December 31, 2020	December 31, 2019	December 31, 2018
Tangible book value per common share (Non-GAAP):			
Common shares outstanding	403,858,998	403,278,390	331,431,217
Shareholders' equity	$4,592,120	$4,384,188	$3,350,454
Less: Preferred Stock	209,691	209,691	209,691
Less: Goodwill and other intangible assets	1,452,891	1,460,397	1,161,655
Tangible common shareholders' equity (Non-GAAP)	$2,929,538	$2,714,100	$1,979,108
Tangible book value per common share (Non-GAAP):	$7.25	$6.73	$5.79
Book valuye per common share (GAAP)	$10.85	$10.35	$9.48
Tangible common equity to tangible assets (Non-GAAP):			
Tangible common shareholders' equity (Non-GAAP)	$2,929,538	$2,714,100	$1,979,108
Total assets	40,693,576	37,436,020	31,863,088
Less: Goodwill and other intangible assets	1,452,891	1,460,397	1,161,655
Tangible assets (Non-GAAP)	$39,240,685	$35,975,623	$30,701,433
Tangible common equity to tangible assets (Non-GAAP)	7.47%	7.54%	6.45%

23 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information